Exhibit 23.1

Consent of Independent Registered Public Accounting Firm (Successor Auditor)

We consent to the incorporation by reference in Registration Statement No. 333-273424 on Form S-8 of our report dated June 27, 2025, appearing in this Annual Report on Form 11-K of the Umpqua Bank 401(k) and Profit Sharing Plan for the year ended December 31, 2024.

/s/ Delap LLP

Lake Oswego, Oregon
June 27, 2025